Exhibit 99.1

Press Release

I-many Press Release

Company Contact	Investor Relations Contact
Kevin Harris	Carolyn Capaccio/David K. Waldman
Chief Financial Officer	Lippert/Heilshorn & Associates
(732) 452-1515	(212) 838-3777
Kharris@imany.com	ccapaccio@lhai.com

I-many Releases First-Quarter 2004 Results

Edison, NJ – May 4, 2004 – I-many, Inc. (NASDAQ:IMNY), the leader in enterprise contract management solutions, reported financial results for the first quarter 2004.

Net revenues for the first quarter totaled $11.4 million, an increase of 5.9% versus the $10.8 million reported in the fourth quarter of 2003 and an increase of 3.0% versus the $11.1 million reported in the first quarter of 2003. License revenue of $4.9 million increased 14.4% from $4.3 million in the fourth quarter of 2003 and was up slightly from $4.9 million in the first quarter of 2003. Service revenue of $6.5 million remained consistent with $6.5 million in the fourth quarter of 2003 and increased 4.7% from $6.2 million in the first quarter of 2003.

GAAP loss for the first quarter was $(0.04) per share versus $(0.16) in the first quarter 2003. On a pro forma basis, first quarter 2004 earnings per share was $0.04 versus a loss per share of $(0.07) in first quarter 2003. Pro forma net income/(loss) per share differs from GAAP loss per share as it excludes impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, and restructuring and other charges. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables in this press release.

Quarter-end cash, restricted cash and short-term investments stood at $22.7 million as of March 31, 2004 versus $25.1 million as of December 31, 2003.

Significant achievements in the quarter:

•	Sales across a number of vertical industries including computer components, freight carriers, consumer goods, pharmaceutical, beverage and footwear/apparel.

•	Completed acquisition of Pricing Analytics, Inc., a pricing optimization software company, for initial consideration of approximately $1.0 million.

•	Established I-many Best Practices services practice to help companies define and implement enterprise contract management strategies and best practices.

•	Strengthened Industry Solutions product marketing team.

I-many ceo and president A. Leigh Powell commented, “I-many’s performance in the first quarter demonstrates that we are on track to deliver on our goal of sustained profitability and growth in 2004. More importantly, our pipeline of ECM opportunities continues to expand, services backlog remains strong, important development projects are tracking to on-time delivery and expenses are well under control. The remainder of this year promises to be exciting as maturation of the enterprise contract management market coincides with I-many’s increased emphasis on sales and marketing initiatives and our continued focus on accumulating the best talent in the industry.”

Full Year 2004 Guidance:

Financial goals for fiscal year 2004 in addition to previous six month guidance:

•	Revenues of $42-46 million versus $39.4 million last year;

•	Total GAAP operating expenses, including cost of revenue, of $48 to $50 million versus $79.1 million for 2003;

•	Total pro forma cash operating expenses of $41 to $43 million versus $52.3 million for 2003 (pro forma cash operating expenses differ from GAAP operating expenses by excluding impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, and restructuring and other charges estimated to be $7 million for the twelve months of 2004);

•	And cash, restricted cash and short-term investments of $18-$22 million at year-end.

I-many will hold a conference call tomorrow, Wednesday, May 5, 2004, at 10:00 a.m. Eastern Time. The call-in number is (617) 801-9714, passcode #93699341. The call is also being webcast and can be accessed at I-many’s web site at www.imany.com.

Use of Non-GAAP Financial Information

To supplement our GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

About I-many

I-many (NASDAQ: IMNY - News) is the leading provider of enterprise contract management solutions. The company’s solutions automate contracting processes, ensure contract compliance and track contract performance resulting in higher contract revenues and reduced operating costs. More than 275 life science, consumer goods, foodservice and manufacturing companies use I-many solutions. For more information, visit the company at http://www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk of unforeseen technical or practical impediments to planned software development, which could affect the Company’s product release timetable; the possibility that current economic conditions will not improve as anticipated; the risk that the length of the sales cycle for the Company’s products will make the market for the Company’s products more unpredictable; the risk that the Company’s historical dependence on the healthcare market will continue; the risk that the Company will not be successful in opening new markets for its products; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission.

(tables follow)

I-MANY, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(in thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$19,141	$21,864
Restricted cash	693	871
Short-term investments	2,530	2,019
Accounts receivable	9,650	10,057
Other current assets	1,191	819

Total current assets	33,205	35,630

Property and equipment, net	1,433	1,879
Restricted cash	316	377
Other assets	328	330
Acquired intangible assets, net	2,490	2,822
Goodwill, net	8,531	8,531

Total assets	$46,303	$49,569

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$6,942	$7,472
Current portion of deferred revenue	7,414	7,180
Current portion of capital lease obligations	637	709

Total current liabilities	14,993	15,361

Deferred revenue, net of current portion	312	3,816
Capital Lease Obligations, net of current portion	65	128
Other long-term liabilities	1,370	1,109

Stockholders’ equity	29,563	29,155

Total liabilities and stockholders’ equity	$46,303	$49,569

I-MANY, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2004	2003
Net Revenues:
Product	$4,908	$4,871
Services	6,522	6,228

Total net revenues	11,430	11,099

Cost of revenue	3,902	3,705

Gross profit	7,528	7,394

Operating expenses:
Sales and marketing	2,231	5,137
Research and development	3,510	4,336
General and administrative	1,665	1,659
Depreciation	211	489
Amortization of acquired intangible assets	331	662
Restructuring and other charges	1,147	1,461

Total operating expenses	9,095	13,744

Loss from operations	(1,567)	(6,350)

Other income, net	31	32

Net loss	$(1,536)	$(6,318)

Basic and diluted net loss per common share	$(0.04)	$(0.16)

Weighted average shares outstanding	40,652	40,337

I-MANY, INC. AND SUBSIDIARIES

Reconciliation of GAAP Loss to Pro Forma Loss

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2004	2003
GAAP net loss	$(1,536)	$(6,318)

Acquisition-related and other non-cash GAAP charges:
Amortization of acquired intangible assets	331	662
Depreciation expense	211	489
Non-cash option and warrant charges	1,863	807
Restructuring and other charges	1,147	1,461

Pro forma net income (loss)	$2,016	$(2,899)

Proforma net income (loss) per common share	$0.04	$(0.07)

Weighted average common shares outstanding	46,653	40,337

(1)	Pro forma amounts exclude charges for: impairment of goodwill and acquired intangible assets, amortization of acquired intangible assets, depreciation expense, non-cash option and warrant charges, and restructuring and other charges.